UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 24, 2026
Date of Report (date of earliest event reported)
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Innventure, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42303 (Commission File Number)	93-4440048 (I.R.S. Employer Identification Number)
6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida 32827
(Address of principal executive offices and zip code)
(321) 209-6787
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
As previously announced in an August 18, 2026 letter to shareholders from the Board of Directors (the “Board”) of Innventure, Inc. (the “Company” or “Innventure”), the Board decided that senior management and directors who received earnout shares based on an Accelsius purchase order from Dark NX (“Milestone One”) forfeit those shares, and these individuals agreed to do so. The forfeitures were made by the following individuals: Roland Austrup, James O. Donnally, William Grieco, Gregory W. Haskell, John Scott, Michael Otworth, and David Yablunosky (the “Forfeiting Holders”) pursuant to forfeiture agreements dated as of August 24, 2026 (the “Forfeiture Agreements”). The form of the Forfeiture Agreements is furnished as Exhibit 99.1 to this Current Report on Form 8-K. An aggregate of 435,168 shares of the Company’s Common Stock, comprising all the shares that were issued to the Forfeiting Holders in connection with Milestone 1, were voluntarily forfeited. The forfeited shares were canceled by the Company’s transfer agent between September 8, 2026 and September 15, 2026.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Form of Forfeiture Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

Date: September 15, 2026	By:	/s/ Suzanne Niemeyer
	Name:	Suzanne Niemeyer
	Title:	General Counsel